UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   May 28, 2010

Emerald Acquisition Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Cayman Islands	000-52133	N/A
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

No. 48 South Qingshui Road
Laiyang City, Shandong 265200
People’s Republic of China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+86 (535) 729-6152
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Directors

On May 28, 2010, the Board of Directors of Emerald Acquisition Corporation (the “Company”), comprising its sole director, Zhide Jiang, in accordance with Section 88 of the Company’s Articles of Associations, elected Lili Jiang, Barry Shapiro, MaoSen Cui and ChengRong Wang as directors of the Company. Barry Shapiro, MaoSen Cui and ChengRong Wang (the “Independent Directors”) were each elected to serve on the Board of Directors as an “independent director” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Marketplace Rules”).

Thereafter, the entire Board of Directors, including the Independent Directors, on May 28, 2010:

(1) confirmed the “independent director” status under the Nasdaq Marketplace Rules of each of the Independent Directors;

(2) approved the establishment of the Audit Committee, Compensation Committee, and Governance and Nominating Committee of the Board of Directors; and

(3) appointed three of the Independent Directors to each of the Audit Committee and Governance and Nominating Committee, appointed one of the Independent Directors to the Compensation Committee, and appointed Mr. Barry Shapiro as the Chair of the Audit Committee, Mr. ChengRong Wang as the Chair of the Compensation Committee and Mr. ChengRong Wang as the Chair of the Governance and Nominating Committee.

The Board of Directors also determined that Mr. Barry Shapiro possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

The biographical information regarding each of the new directors is listed below:

Lili Jiang, Director. Ms. Jiang has served as Deputy General Manager of Shandong Longkang Juice Co., Ltd. since 2004. She obtained a master degree from University of Leicester in business analysis and finance in 2004 and a bachelor degree from Yantai University in business administration in 2000.

Barry Shapiro, Director, Chair of the Audit Committee and Member of the Governance and Nominating Committee. Since May 2010 Mr. Shapiro is a managing member of Roadside Transportation LLC, a newly formed entity which is an authorized sales representative of an unrelated provider of roadside assistance services. He is a Certified Public Accountant licensed in Florida. Mr. Shapiro has been an audit partner since February 2007 with McGladrey & Pullen, a licensed CPA firm that provides assurance services and since September 2005 as a managing director with RSM McGladrey, a professional services firm providing tax and consulting services. In July 2009, Mr. Shapiro retired as a partner with McGladrey & Pullen and as a managing director with RSM McGladrey. From 1990 through February 2007 he was an audit partner with Millward & Co., an accounting and auditing firm in Fort Lauderdale, Florida. In 1998, American Express Tax & Business Services (TBS) acquired the tax and consulting practices of Millward & Co. and from 1998 to September 2005 he was a managing director of TBS.

Maosen Cui, Director, Member of the Audit Committee and the Governance and Nominating Committee. Mr. Cui has served as Professor and director of the Study and Research Department at Qingdao Agriculture University since 2003. From 1988 to 2003, he was a teacher at the Party School of Shandong Province. Mr. Cui obtained a master degree from Peking University in economics in 1988 and a bachelor degree from Shandong Economic College in 1985. Mr. Cui specializes in marketing, especially in brand planning, developing and marketing. He published several books including Marketing and more than 30 theses in the marketing area. He has mentored and instructed marketing talents for many years, and several of his students are now actively serving in various industries for Fortune 500 companies.

Chengrong Wang, Director, Member of the Audit Committee, and Chair of the Compensation Committee and the Governance and Nominating Committee. From November 1999 to the present, Mr. Wang serves as the professor and director of the Study and Research Department of deep processing technologies of the fruits and vegetables in Agriculture University of Qingdao. From October 1993 to October 1999, he was the associate professor of the Food Science and Technologies Department of Laiyang Agriculture College. From September 1988 to February 1993, Mr. Wang served as a director of the Teaching and Research Section of Fruits Storage and Processing Technologies, Agriculture Department of Laiyang Agriculture College. From October 1993 to October 1984, he was a teacher in the Agriculture Department of Laiyang Agriculture College. Mr. Wang obtained a master degree in Agricultural products’ storage and processing technologies from Beijing Agricultural University in 1988 and a bachelor degree in fruits planting from Laiyang Agriculture College in 1982.

Mr. Wang won the 2nd Prize of Technical Invention of Shandong Province, awarded by the People’s Government of Shandong province, regarding Apple Hybridization Technologies for High Acid Degree. From 1999 to 2009, Mr. Wang was in charge of approximately 15 scientific and technical research projects funded by national and provincial authorities totaling 5 million RMB, including the Production and Processing Technologies of Laiyang Pear, the Storage and Keeping Fresh Technologies of Laiyang Pear, and Deep Processing Technologies of Laiyang Pear’s fruit.

Mr. Wang wrote two books which are “Commercial Theories of Agriculture Products,” published by China Agriculture Publishing House in August 2007 and “The Integrated Applications of Agriculture Related Products,” published by China Agriculture Publishing House in September 2009.

Related Party Transactions

There are no arrangements or understandings between any of the Independent Directors and any other persons pursuant to which they were selected as directors. There are no transactions between the Company and any Independent Director that would require disclosure under Item 404(a) of Regulation S-K.

Family Relationships

Lilijiang is the daughter of Zhide Jiang, a principal stockholder, President, Chief Executive Officer and Chairman of the Board of Directors of the Company.

Employment Agreements

Currently we have not entered into any employment agreement with these newly appointed directors. We plan to enter into director agreements with them by the end of June 2010.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerald Acquisition Corporation

By:	Zhide Jiang
Zhide Jiang President and Chief Executive Officer

Dated: June 7, 2010